UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2010

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 29, 2010 (the “Effective Date), Lantronix, Inc. (the “Company”) entered into an agreement (the “Agreement”) with TL Investment GmbH (together with any affiliate thereof, “TLI”).

TLI previously submitted a proposal to the Company to nominate three members for election to the Company’s Board of Directors (the “Board”) at the 2010 Annual Meeting of Stockholders (the “2010 Meeting”) and previously filed a Preliminary Proxy Statement on Schedule 14A under the Securities Exchange Act of 1934, as amended, in support of such proposal.  The Company previously filed a Definitive Proxy Statement (the “Schedule 14A”), which included the Company’s recommended slate of directors among other matters.

Under the Agreement, TLI and the Company have agreed that, in connection with the 2010 Meeting, the Company will (i) include Bernhard Bruscha and Hoshi Printer or their respective Replacements (as defined in the Agreement) (each, a “TLI Nominee”) in its slate of nominees for election to the Board at the 2010 Meeting and (ii) amend its Schedule 14A to reflect the inclusion of the TLI Nominees on the Company’s slate of recommended nominees for election to the Board at the 2010 Meeting.  TL Investments also agreed to certain standstill restrictions through the end of the Company’s 2011 Annual Meeting of Stockholders.

This summary of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

On November 29, 2010, the Company issued a press release relating to the Agreement, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
10.1	Settlement Agreement between the Company and TL Investment GmbH, dated November 29, 2010.
99.1	Press release of Lantronix, Inc., dated November 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2010	LANTRONIX, INC., a Delaware corporation

By:	/s/ Jerry Chase
Jerry Chase Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement between the Company and TL Investment GmbH, dated November 29, 2010.
99.1	Press release of Lantronix, Inc., dated November 29, 2010.